Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-109421) pertaining to the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan of our report dated July 29, 2011, with respect to the financial statements and schedule of the Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan included in this Annual Report (Form 11-K) for the year ended January 31, 2011.

/s/ Ernst & Young LLP

July 29, 2011

Rogers, Arkansas